[EXHIBIT 10.26]

                              SUBORDINATION AGREEMENT

          THIS SUBORDINATION AGREEMENT (the "AGREEMENT") is made as of October __, 1998 by and among Color Spot Nurseries, Inc., a Delaware corporation (the "ISSUER"), Heller Equity Capital Corporation, a Delaware corporation, (the "INITIAL NOTEHOLDER" and, together with its successors and assigns, the "NOTEHOLDERS") and Fleet Capital Corporation, as Agent under the Senior Credit Agreement described below (the "AGENT").

                                      RECITALS

          WHEREAS, on or about December 31, 1996, Color Spot Nurseries, Inc., a Delaware corporation (later known as CSN, Inc.) ("Color Spot") and its wholly owned subsidiary, the Issuer (previously known as Color Spot Watsonville, Inc.), issued to the Initial Noteholder their 8% Convertible Subordinated Pay-in-Kind Note due 2004 (the "SUBORDINATED NOTE" and, together with any like notes issued upon the transfer or partial conversion of the Subordinated Note, the "SUBORDINATED NOTES") in the form of Exhibit A hereto; and

          WHEREAS, Color Spot subsequently merged with and into the Issuer, with the Issuer being the surviving entity; and

          WHEREAS, the Issuer has entered into a Loan and Security Agreement dated as of October __, 1998, among the Issuer, the Agent, and the other lending institutions from time to time parties thereto (collectively, the "BANKS"), pursuant to which the Banks have agreed to extend loans to the Issuer, in order, among other things, to provide working capital for the Issuer and its subsidiaries; and

          WHEREAS, as a condition to the willingness of the Agent and the Banks to enter into the Senior Credit Agreement (as hereinafter defined), and of the Banks to make the extensions of credit to the Issuer referred to above, they have required that the parties enter into this Agreement, providing for the subordination of the Issuer's indebtedness under the Subordinated Notes to its obligations under the Senior Credit Agreement and related documents, all on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the above recitals and the provisions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                     AGREEMENT

ARTICLE 1.  DEFINITIONS.

          Section 1.1. CERTAIN DEFINED TERMS. The following terms used in this Agreement shall have the following meanings:



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          "ACCELERATION EVENT" is defined in Section 2.4(a)(i).

          "AGENT" is defined in the preamble to this Agreement, and shall mean and include any successor Agent under the Senior Credit Agreement; PROVIDED that, in the event that there is Senior Indebtedness for which there is not an Agent, the "Agent" shall mean the holders of over 50% in principal amount of such Senior Indebtedness, including any undrawn commitments to lend under the Senior Credit Agreement.

          "BANKRUPTCY CODE" means Title 11 of the United States Code, as now and hereafter in effect, or any successor statute.

          "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which shall be in the State of Illinois or the State of California a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close.

          "CASH" means U.S. dollars in money, currency or a credit balance in a Deposit Account.

          "CASH" means (a) cash, (b) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition; (c) marketable direct obligations issued by any State of the United States of America or any local government or other political subdivision thereof rated (at the time of acquisition of such security) at least AA by S&P or the equivalent thereof by Moody's having maturities of not more than one year from the date of acquisition; (d) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (i) any Bank, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $10,000,000,000 or (iii) any bank whose short-term commercial paper rating (at the time of acquisition of such security) by S&P is at least A-1 or the equivalent thereof or by Moody's is at least P-1 or the equivalent thereof (any such bank, an "APPROVED BANK"), in each case with maturities of not more than six months from the date of acquisition; (e) commercial paper and variable or fixed rate notes issued by any Bank or Approved Bank or by the parent company of any Bank or Approved Bank and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating (at the time of acquisition of such security) of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating (at the time of acquisition of such security) of at least AA or the equivalent thereof by S&P or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition; (f) repurchase agreements with any Bank or any primary dealer maturing within one year from the date of acquisition that are fully collateralized by investment instruments that would otherwise be "Cash"; PROVIDED that the terms of such repurchase agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy - Repurchase Agreements of Depository Institutions


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

With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (g) investments in money market mutual funds, all of the assets of which are invested in securities and instruments of the types set forth in clauses (a) through (e) above.

          "CREDIT PARTY" means each of the Issuer and each Subsidiary of the Issuer.

          "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "ENFORCEMENT ACTION" is defined in Section 2.4(a)(ii).

          "INITIAL NOTEHOLDER" has the meaning set forth in the recitals hereto.

          "ISSUER" has the meaning set forth in the preamble hereto.

          "MATURITY DATE" means December 31, 2004.

          "NOTEHOLDERS" has the meaning set forth in the recitals hereto, and shall mean and include (i) the Initial Noteholder and (ii) any assignees of the Subordinated Notes, in whole or in part.

          "OBLIGATIONS" means all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Agent or any Bank pursuant to the terms of the Senior Credit Agreement or any other Senior Credit Document or secured by any of the "Security Documents" (as defined in the Senior Credit Agreement).

          "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "POST-PETITION INTEREST" shall mean interest at the contract rate accruing subsequent to the filing of a petition initiating any proceeding in bankruptcy, insolvency or like proceeding whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under the Bankruptcy Code.

          "SENIOR CREDIT AGREEMENT" means the Loan and Security Agreement dated as of October __, 1998, among the Issuer, the Agent, and the Banks signatory thereto, as such agreement may be amended, restated, supplemented or otherwise modified from time to time, including, without limitation, to increase the principal amount and/or available commitments thereunder, and any agreement changing the maturity of, refinancing, replacing, or otherwise restructuring all or any portion of the "Obligations" under such agreements or any successor thereto, whether with the same or different lenders.

          "SENIOR CREDIT DOCUMENTS" means, collectively, the Senior Credit Agreement, and the other "Loan Documents" (as defined in the Senior Credit Agreement), and each other document or instrument executed by the Issuer or any other Credit Party in connection therewith, as such agreements may be amended, restated, supplemented or otherwise modified from time to time, and any agreement changing the maturity of, refinancing, replacing, or otherwise restructuring all or any portion of the Obligations under any such agreements or any successors thereto, whether with the same or different lenders.

          "SENIOR INDEBTEDNESS" shall mean, collectively, all Obligations now or hereafter incurred pursuant to or in connection with the Senior Credit Documents, in each case, including, without limitation, principal, premium (if any), interest (including Post-Petition Interest), expenses, fees and indemnifications thereunder.

          "SUBORDINATED NOTE" and "SUBORDINATED NOTES" have the respective meanings set forth in the recitals hereto.

          "SUBORDINATED OBLIGATIONS" shall mean all Obligations to the Noteholders now or hereafter incurred pursuant to or in connection with the Subordinated Notes, including, without limitation, any principal or interest on the Subordinated Notes and any expenses payable thereunder.

          "SUBSIDIARY" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time.

ARTICLE 2.  SUBORDINATION

          Section 2.1.   OBLIGATIONS SUBORDINATE TO SENIOR INDEBTEDNESS.
Each of the Issuer and the Initial Noteholder covenant and agree, for the benefit of the Banks, and any subsequent Noteholders by their acceptance of Subordinated Notes likewise covenant and agree, that all Subordinated Notes shall be issued and all Subordinated Obligations shall be incurred hereunder subject to the provisions of this Agreement; and each Noteholder, whether upon original issue of the Subordinated Note or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Subordinated Obligations, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in Cash in full of all Senior Indebtedness from time to time outstanding; that the subordination provided herein is for the benefit of, and shall be enforceable directly by (subject to the powers and duties of the Agent provided herein), each holder of Senior Indebtedness, and that each holder of Senior Indebtedness shall be deemed to have acquired its Senior Indebtedness in reliance upon the covenants and provisions contained in this Agreement. The Senior Indebtedness shall not be deemed to have been paid in full for all purposes of the Senior Credit Documents and the Subordinated Obligations until all Senior Indebtedness has been paid in full in Cash (including, without limitation, Post-Petition Interest) and all commitments to lend under the Senior Credit Documents have been terminated.

          Section 2.2.   PAYMENT OVER TO HOLDERS OF SENIOR INDEBTEDNESS.

          (a) In the event of any payment by or distribution of assets of the Issuer or any other Credit Party of any kind or character, in part or in whole, whether in cash, property or securities, to creditors of the Issuer, including in connection with (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, adjustment, composition or other similar case or proceeding in connection therewith, relative to the Issuer or any other Credit Party or to any of its creditors or to their assets, or (ii) any liquidation, dissolution or other winding up of the Issuer or any other Credit Party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Issuer or any other Credit Party, then and in any and all such events:

               (i) all Obligations due or to become due under or with respect to all Senior Indebtedness in such proceeding shall be paid in full in Cash before the Noteholders are entitled to receive any payment or distribution of the assets of the Issuer or such Credit Party, whether in cash, securities or other property, on account of the Subordinated Obligations;

               (ii) any payment or distribution of assets of the Issuer or any other Credit Party of any kind or character, whether in Cash, property or securities, by set-off or otherwise, to which the Noteholders would be entitled but for the provisions of this Agreement, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other obligation of the Issuer being subordinated to the payment of the Subordinated Obligations, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Agent, until all Obligations shall have been paid in Cash, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest on, such Senior Indebtedness to the extent necessary to make payment in Cash in full of all such Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness, and

               (iii) in the event that, notwithstanding the foregoing provisions, the holders of the Subordinated Notes shall have received any such payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, before all such Senior Indebtedness is paid in full in Cash, then and in such event such payment or distribution shall be received by such holders in trust and paid over or delivered promptly, in the form received, to the Agent, until all Obligations shall have been paid in full, in Cash, to the extent necessary to pay all such other Senior Indebtedness in full in Cash, after giving effect to any concurrent payment or distribution to or for the holders of such other Senior Indebtedness.

               (iv) The Agent shall have the right to request any Noteholder to file and, in the event that the Noteholder fails to do so within 30 days prior to the date such claims or proofs of claim would be barred for failure to make a timely filing, is hereby authorized to file a proof of claim for and on behalf of that Noteholder or any other holder of the Subordinated Notes in such form as the Agent may determine to be necessary or appropriate for the enforcement of the provisions of this Section 2.2, to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of the Subordinated Obligations in an amount not in excess of the Senior Indebtedness then outstanding and to take such other action as may be reasonably necessary to effectuate the foregoing. Each holder of a Subordinated Note shall provide to the Agent all such powers of attorney, proofs of claim, assignments of claim and other instruments, documents and information, reasonably necessary to present any such claims or seek enforcement as aforesaid.

               (v) If there shall occur any consolidation of the Issuer with, or any merger of the Issuer into, another corporation or the liquidation or dissolution of the Issuer following any conveyance, transfer or lease of its properties and assets substantially as an entirety to another corporation, such consolidation, merger or liquidation shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Issuer for the purposes of this Section 2.2.

          Section 2.3.   NO PAYMENT IN CERTAIN CIRCUMSTANCES.

          (a) In the event that the Issuer or any other Credit Party shall fail to pay when due, upon acceleration or otherwise, any principal, interest or fees with respect to Senior Indebtedness, which payment default shall not have been cured or waived, or any other "Event of Default" (as defined in the Senior Credit Agreement) shall not have been cured or waived, then no payment shall be made by the Issuer, or accepted by any Noteholder, on account of the Subordinated Obligations unless and until all Senior Indebtedness shall have been paid in Cash, in full, or provision shall have been made for such payment or until such "Event of Default" shall have been cured or waived; PROVIDED that the

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foregoing shall not prevent the capitalization of accrued interest payable on the Subordinated Notes, pursuant to section 1 thereof, or the conversion of said Subordinated Notes in accordance with section 3 thereof.

          (b) Without limiting the foregoing clause (a), prior to the payment in full of all Senior Indebtedness and the termination of all commitments to lend under the Senior Credit Agreement, absent the prior written consent of the Agent, Issuer shall not make, and no Noteholder shall accept, any payment on or with respect to any Subordinated Note, including, without limitation, any payment with respect to interest on the Subordinated Notes or any optional or mandatory prepayment or redemption payment, except that the Issuer may make, and the Noteholders may accept, (i) payments pursuant to section 3.1(f) of the Subordinated Notes which (x) do not exceed $1,000 in the aggregate for all such payments, and (y) are not made during the pendency of any "Event of Default" under the Senior Credit Agreement and
(ii) payments of cash interest in respect of the Subordinated Notes on each June 30 and December 31, pursuant to the terms of the Subordinated Notes as they exist on the date hereof, so long as (A) no "Event of Default" under the Senior Credit Agreement is in existence at the time of each payment or would be caused by the making of such payment and (B) after making such payment, "Availability" under the Senior Credit Agreement is equal to or greater than $3,000,000; PROVIDED that the foregoing shall not prevent the capitalization of accrued interest payable on the Subordinated Notes pursuant to section 1 thereof, or the conversion of said Subordinated Notes in accordance with section 3 thereof.

          (c) In the event that any payment shall be received by any Noteholder which is prohibited by the foregoing provisions of this Section 2.3, then and in such event such payment shall be held in trust by such Noteholder for the benefit of the holders of Senior Indebtedness, and shall be paid over and delivered to the Agent, promptly, in the form received, for application to the Senior Indebtedness.

          (d) The provisions of this Section 2.3 shall not apply to any payment with respect to which Section 2.2 would be applicable.

          Section 2.4.   FORBEARANCE SO LONG AS SENIOR INDEBTEDNESS
OUTSTANDING.

          (a) Until all Senior Indebtedness has been paid in full in Cash and all commitments to lend under the Senior Credit Agreement shall have been terminated, no Noteholder may, without the prior written consent of the Agent,

               (i) accelerate the maturity of the Subordinated Notes other than by reason of the occurrence and continuation of an event described in section 8.1(d) or (g) of the Subordinated Notes or of an event described in section 8.1(f) of the Subordinated Notes with respect to acceleration of the Senior Indebtedness (any such event, an "ACCELERATION EVENT"), or

               (ii) commence any action, suit or proceeding to accelerate or to enforce any claims, rights, demands, causes of action, liabilities, or suits, of any kind whatsoever, whether known or unknown, that have been, could have been, or in the future might be asserted by the holders of the Subordinated Notes based upon, arising out of, or in any way relating to, the Subordinated Notes (each, an "ENFORCEMENT ACTION") other than upon the occurrence and continuation of an Acceleration Event; PROVIDED that the foregoing shall not preclude the Noteholders from seeking specific performance of the covenants set forth in sections 5.1 through 5.6 of the Subordinated Notes; and PROVIDED further that the foregoing shall not preclude the Noteholders from asserting any defense in an affirmative suit or claim against them, or from raising their entitlement to payment on the Subordinated Notes in offset or as a defense in any such affirmative action.

          (b) So long as any Senior Indebtedness remains outstanding, and there remain any outstanding commitments to make advances or issue letters of credit under the Senior Credit Agreement, each Noteholder agrees that it shall not commence an Enforcement Action (which it may, in any event, only commence upon the occurrence of an Acceleration Event), until the first to occur of the following: (i) the expiration of 60 days following the delivery by such Noteholder of a written notice to the Agent informing it of the existence of the Acceleration Event and of its intention to commence an Enforcement Action and (ii) the occurrence of any event described in section 8.1(d) of the Subordinated Notes; PROVIDED that the Noteholders may accelerate the Subordinated Notes upon the occurrence of an Acceleration Event, but may not take any other Enforcement Action until the expiry of the above-described period.

          Section 2.5. SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. Upon the payment in full in Cash of all Senior Indebtedness, the Noteholders shall become subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to such Senior Indebtedness until the principal of and interest on the Subordinated Notes shall be paid in full in cash. For purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Noteholders would be entitled except for the provisions of this Agreement, and no payments over pursuant to the provisions of this Agreement to the holders of such Senior Indebtedness by the Noteholders shall, as among the Issuer, its creditors (other than holders of such Senior Indebtedness) and the Noteholders be deemed to be a payment or distribution by the Issuer to or on account of such Senior Indebtedness.

          Section 2.6. PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the holders of the Subordinated Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Agreement or in the Subordinated

Notes (including, without limitation, the failure of any Noteholder to bring an Enforcement Action which is barred under the provisions of this Agreement) is intended to or shall (i) impair, as among the Issuer, its creditors (other than holders of Senior Indebtedness) and the Noteholders, the obligation of the Issuer, which is absolute and unconditional, to pay to the Noteholders the principal of, and premium and interest on, and any other amount payable by the Issuer under, the Subordinated Notes as and when the same shall become due and payable in accordance with its terms; or (ii) affect the relative rights against the Issuer of the Noteholders and its creditors (other than the holders of Senior Indebtedness); or (iii) prevent the Noteholders from accelerating the Subordinated Obligations and exercising all other remedies otherwise permitted by applicable law upon a default under the Subordinated Notes after the payment in full in Cash of the Senior Indebtedness and termination of commitments to make advances or issue letters of credit under the Senior Credit Agreement or otherwise in accordance with the provisions of this Agreement; or (iv) constitute or effect a waiver of any claims, defenses or rights of such Noteholders which may be available to them in an action by or against the Issuer or any other creditor (other than the holders of Senior Indebtedness).

          Section 2.7. NO WAIVER OF SUBORDINATION PROVISIONS. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer, any other Credit Party, the Agent or any holder of Senior Indebtedness or by any act or failure to act by the Agent or any such holder, or by any noncompliance by the Issuer, the Agent or any holder of Senior Indebtedness with the terms, provisions and covenants of this Agreement, regardless of any knowledge of such act or failure to act any holder thereof may have or be otherwise charged with. Without in any way limiting the generality of the foregoing, the holders of Senior Indebtedness may at any time and from time to time, without the consent of or notice to the Noteholders, without incurring responsibility to the Noteholders and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of the Noteholders to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, or increase or reduce the available commitments under or principal amount of, or otherwise amend, supplement, modify, refinance or restructure in any manner any Senior Indebtedness or any instrument evidencing the same or any agreement under which the Senior Indebtedness is outstanding or is related thereto; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising or waiving any rights, powers or remedies against the Issuer or any other Person.

          Section 2.8. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of the Issuer referred to in this Agreement, the Noteholders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a

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certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Noteholders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other debt of any Credit Party, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.

ARTICLE 3.  MISCELLANEOUS

          Section 3.1. REINSTATEMENT. The holders of Senior Indebtedness shall continue to benefit from the subordination created hereunder and the provisions of this Agreement shall continue to govern the relative rights and priorities of such holders, on the one hand, and the Noteholders, on the other, notwithstanding the fact that part or all of the Senior Indebtedness or the liens securing payment thereof are subordinated, set aside, avoided or disallowed under Section 548 of the Bankruptcy Code or any successor statute or other applicable insolvency law or equitable principles.

          Section 3.2. REPRESENTATIONS AND WARRANTIES. Each of the parties hereto hereby represents and warrants that (a) it has full power, authority and legal right to make and perform this Agreement, and (b) this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).

          Section 3.3. AMENDMENT. This Agreement may only be amended by a writing executed by the "Required Holders" (as defined in the Subordinated Notes), the Issuer and the Agent. No modification, amendment or waiver to the Subordinated Notes (other than to the conversion mechanisms in section 3 thereof) prior to the payment in full, in Cash, of all Senior Indebtedness and the termination of all commitments under the Senior Credit Agreement, shall be effected without the prior written consent of the Agent, other than a waiver granted by the Noteholders of a default by the Issuer.

          Section 3.4. LEGEND. The Subordinated Notes shall bear a legend substantially in the form of the following:

          THIS 8.0% SUBORDINATED CONVERTIBLE NOTE (THIS "NOTE") IS SUBORDINATED TO THE PRIOR PAYMENT AND SATISFACTION OF ALL SENIOR INDEBTEDNESS, PURSUANT TO, AND AS DEFINED IN, THE SUBORDINATION AGREEMENT DATED AS OF OCTOBER ___, 1998, AS AMENDED FROM TIME TO TIME (THE "SUBORDINATION AGREEMENT") AMONG THE ISSUER, HELLER EQUITY CAPITAL CORPORATION

          AND THE AGENT (AS DEFINED IN THE SUBORDINATION AGREEMENT) TO THE EXTENT, AND IN THE MANNER PROVIDED IN, THE
          SUBORDINATION AGREEMENT. A COPY OF THE SUBORDINATION
          AGREEMENT WILL BE PROVIDED TO ANY HOLDER OF THIS NOTE
          UPON WRITTEN REQUEST TO THE ISSUER.

          Section 3.5. REMEDIES. The holders of Senior Indebtedness shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The Noteholders and the Issuer acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Agent on behalf of the holders of Senior Indebtedness may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          Section 3.6. NOTICES. So long as any Senior Indebtedness or any commitments to make loans or issue letters of credit under the Senior Credit Agreement remain outstanding, all notices, demands or other communications to be given or delivered under or by reason of the provisions of the Subordinated Notes shall be simultaneously transmitted to the Agent by the Issuer or Noteholder delivering such communication, and any notice of acceleration of Senior Indebtedness provided to the Issuer by the Agent shall also be provided to the Noteholders; PROVIDED that the failure of a Noteholder or the Agent to so provide a copy of any such notice to the Agent or the Noteholders, respectively, shall not prevent such notice from being effective as to the Issuer. Notwithstanding the foregoing, so long as any Senior Indebtedness or any commitments to lend under the Senior Credit Agreement remain outstanding, no acceleration of, redemption of, or action for specific performance of any covenant under, any Subordinated Note or any Enforcement Action shall be effective without notice of the same being provided to the Agent. All notices, demand or other communications to be given or delivered under or by reason of the provisions of the Subordinated Notes or this Agreement shall be in writing and delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, sent via a nationally recognized overnight courier or sent via facsimile. Such notices, demands and other communications will be sent to the address indicated below:

      If to the Issuer, to it at:
                                  3478 Burkirk Avenue, Suite 260
                                  Pleasant Hill, CA 94523
                                  Attention:  President
                                  with a copy to each of the following:

                                  Brownstein Hyatt Farber & Strickland, PC
                                  410 Seventeenth Street
                                  22nd Floor
                                  Denver, CO  80202-4437
                                  Attention:  Steven Siegel, Esq.
                                  Telecopy: (303) 623-1956

                                  and

                                  Kohlberg & Company
                                  111 Radio Circle
                                  Mt. Kisco, NY  10549
                                  Attention:  Samuel Frieder
                                  Telecopy: (914) 241-7476


      If to the Initial Noteholder:

                                  Heller Equity Capital Corporation
                                  500 West Monroe Street
                                  Chicago, IL  60661
                                  Attention:  Charles P. Brisman, Esq.
                                  Telecopy: (312) 441-7208

                                  with a copy to:

                                  Katten Muchin & Zavis
                                  1999 Avenue of the Stars
                                  Suite 1400
                                  Los Angeles, CA  90067
                                  Attention:  James K. Baer, Esq.
                                  Telecopy: (310) 788-4471


      If to the Agent, to it at:

                                  Fleet Capital Corporation
                                  20800 Swenson Drive
                                  Suite 350
                                  Waukesha, Wisconsin  53186
                                  Attention:  Loan Administration Manager
                                  Telecopy: (414) 798-4882

                                  with a copy to:

                                  Goldberg, Kohn, Bell, Black,
                                    Rosenbloom & Moritz

                                  55 East Monroe Street
                                  Suite 3700
                                  Chicago, IL 60603
                                  Attention:  Karen R. Bieber, Esq.
                                  Telecopy: (312) 332-2196

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party; PROVIDED that the failure to deliver copies of notices as indicated above shall not affect the validity of any notice. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered, or sent by nationally recognized overnight courier or via facsimile or (ii) on the third Business Day following the date on which the piece of mail containing such communication is posted if sent by certified or registered mail.

          Section 3.7. SEVERABILITY. In case any provision in this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          Section 3.8. HEADING. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          Section 3.9. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

          Section 3.10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their successors and assigns, and each holder of Senior Indebtedness shall be deemed to have acquired its Senior Indebtedness in reliance on the terms hereof. Without limitation, any and all holders of Subordinated Indebtedness shall be bound by the provisions hereof.

          Section 3.11. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. All judicial proceedings brought against the Issuer or any Noteholder with respect to this Agreement or any Subordinated Note may be brought in any State or Federal court of competent jurisdiction in the State of Illinois located in Cook County and by execution and delivery of this Agreement (or the acceptance of any Subordinated Note) each such Person accepts for itself and in connection with its properties, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement subject, however, to rights of appeal. The Issuer and each such Noteholder hereby designates and appoints CT Corporation System, with an address at 1633 Broadway, New York, New York 10019 and such other Persons as may hereafter be selected by such Person irrevocably agreeing in writing to serve as its agent to receive on its behalf, service of all process in any such proceedings in any such court, such service being hereby acknowledged by each such person to be effective and binding service in every respect. A copy of such process so served shall be sent by air courier to the applicable party at its address provided in section 3.6, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by the Issuer or any Noteholder refuses to accept service, such Person hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law.

          Section 3.12. WAIVER OF JURY TRIAL. Each of the parties to this Agreement and each holder of any Subordinated Note hereby irrevocably waives all rights to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the Subordinated Notes or the transactions contemplated hereby or thereby.

          Section 3.13. COUNTERPARTS: EFFECTIVENESS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the respective duly authorized officers of the undersigned as of the date first written above.



                                        THE ISSUER:

                                        COLOR SPOT NURSERIES, INC.



                                        By:
                                           ----------------------------------
                                        Name:
                                        Title:

                                        THE INITIAL NOTEHOLDER:

                                        HELLER EQUITY CAPITAL CORPORATION


                                        By:
                                           ----------------------------------
                                        Name:
                                        Title:

                                        THE AGENT:


                                        FLEET CAPITAL CORPORATION


                                        By:
                                           ----------------------------------
                                        Name:
                                        Title: